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                                                                   EXHIBIT 10(h)


                             CPC INTERNATIONAL INC.

                            DEFERRED STOCK UNIT PLAN

SECTION 1.    PURPOSE

The purpose of this CPC International Inc. Deferred Stock Unit Plan is to provide certain senior management employees of the Company and its subsidiaries an opportunity to defer, in the form of Stock Units, all or part of the bonuses awarded to them.

SECTION 2.    DEFINITIONS

"ACCOUNT" means a Participant's deferral balance maintained on the books of the Company pursuant to Section 3(c).

"BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of CPC International Inc.

"BONUS" means an amount awarded to a Participant under the CPC International Inc. Corporate Bonus Plan, the CPC International Inc. Operations Bonus Plan, or any other bonus plan or program approved by the Board, but not including any amounts awarded or paid under the CPC International Inc. 1993 Stock and Performance Plan or any successor plan thereto.

"COMMITTEE" means the Compensation and Nominating Committee of the Board, or any other compensation committee designated by the Board.

"COMPANY" means CPC International Inc.

"DETERMINATION DATE" means the date as of which all or a portion of a Participant's Account is to be valued for purposes of making a distribution to a Participant or beneficiary.

"ELIGIBLE GROUP" means those employees of CPC International Inc. and its subsidiaries and affiliates who are eligible to receive a Bonus.

"PARTICIPANT" means a member of the Eligible Group who is authorized to participate in the Plan pursuant to Section 3.

"PLAN" means this CPC International Inc. Deferred Stock Unit Plan.

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"STOCK UNIT" means a unit corresponding to one share of the common stock of the
Company in which a Participant's Account is deemed invested pursuant to Section 3(c).

"TERMINATION DATE" means a Participant's Retirement Date as defined in the CPC International Inc. Non-Contributory Retirement Income Plan for Salaried Employees (or a successor plan thereto or a similar pension plan of a subsidiary or affiliate or any such similar plan applicable to the Participant), or the date on which a Participant's employment with the Company and its subsidiaries and affiliates terminates other than by retirement.

SECTION 3.    PARTICIPATION AND BENEFITS

         (a) All members of the Eligible Group are eligible to be selected for participation in the Plan. Prior to December 22 of each calendar year, the Committee shall designate, in accordance with procedures it establishes, those members of the Eligible Group who shall be Participants for that year.

         (b) A Participant shall be allowed to defer all or any portion of a Bonus, in accordance with procedures established by the Committee. Such deferral election shall be made (i) in writing, (ii) prior to December 25 of the applicable year for which the Committee has designated the individual as a Participant, and (iii) prior to the date on which the Board of Directors determines the Bonuses, if any, awarded to the Participants for that year. A deferral election pursuant to this Section 3(b) shall be irrevocable.

         (c) The amount of Bonus which a Participant elects to defer shall be recorded in an account established by the Company. Such amounts shall be deemed to be invested in common stock of the Company in the form of Stock Units, effective as of the date on which the Board approves the Bonus to which the Participant's election relates. The Participant's Stock Units shall be increased by dividend equivalents equal to any cash dividends declared by the Company with respect to the equivalent number of actual shares of common stock, effective as of the payment date for such dividends. All such dividend equivalents shall be deemed reinvested in additional shares of common stock of the Company and shall result in additional Stock Units. A Participant's Account shall consist of the total number of Stock Units maintained in the Company's records pursuant to this
Section 3(c).

         (d) Participant deferrals under the Plan, and deemed dividend reinvestments, shall be converted into deemed shares of Company common stock, and resulting Stock Units, by using the average of the high and low prices of the Company's common stock on the New York Stock Exchange for the applicable date specified in subsection (c) above.

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SECTION 4.    DISTRIBUTIONS

         (a) The value of a Participant's Account shall be calculated in accordance with the method set forth in Section 3(d) as of the applicable Determination Date. A Participant's Account shall be paid in cash in accordance with the distribution method specified pursuant to subsection (b) as soon as practicable after the applicable Determination Date, subject to all applicable tax withholding requirements.

          (b) A Participant shall elect in writing, no later than the Termination Date, and pursuant to procedures specified by the Committee, to receive the value of the Account in one cash lump sum or pursuant to any other distribution method as such Participant shall specify; provided, however, that
(i) no distribution may occur earlier than the first anniversary of the Participant's Termination Date; (ii) distribution must commence no later than the fifth anniversary of the Participant's Termination Date; and (iii) full distribution of the Participant's Account must be completed no later than the tenth anniversary of such Termination Date. The election shall be irrevocable as of the Participant's Termination Date. If a Participant dies in active service as an employee of the Company, the named beneficiary under the Plan shall make such irrevocable election as soon as practicable after the Participant's death. If no election is made, the Participant's Account will be paid in one cash lump sum as soon as practicable following the Determination Date which is one year after the Participant's Termination Date. Until the distribution of the full value of a Participant's Account, the undistributed portion of such Account shall continue to be treated as invested pursuant to section 3(c) until the applicable Determination Date relating to the distribution method specified by the Participant or beneficiary.

         (c) A Participant shall name a beneficiary hereunder to receive the value of the Account in the event the Participant dies prior to being paid the full value of such Account. If a Participant fails to make a designation, the beneficiary shall be the Participant's estate.

SECTION 5.    GENERAL PROVISIONS

         (a) The Plan shall be administered by the Committee. The Committee may appoint subcommittees or individuals (who may be Company employees) to assist it in carrying out administrative duties and responsibilities. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, to decide questions of fact under the Plan, and to interpret and apply the terms and provisions of the Plan in all respects.

         (b) Participation in the Plan shall not be deemed to be a contract of employment between the Company and any Participant or member of the Eligible Group


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or to give any Participant or Eligible Group member the right to be retained in employment.

         (c) The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no amendment, suspension or termination may impair existing rights in respect of Participants' Accounts.

         (d) Participants and beneficiaries may not alienate or transfer their Accounts in any matter whatsoever (other than transfers upon a Participant's death pursuant to Section 4(c)) and any attempt to do so shall be null and void.

         (e) The Plan is unfunded, but the Committee may in its discretion direct the Company to establish a trust with an independent trustee to which the Company may transfer assets to assist the Company in paying Accounts under the Plan. The trust instrument shall contain such provisions as the Company may deem necessary or appropriate to carry out the purposes of the Plan and the trust; provided, however, that any such trust shall provide that its assets shall be subject to the claims of the Company's general creditors in the event of the Company's insolvency. The establishment of such trust shall not be construed as limiting the Company's obligation to pay the benefits provided for in the Plan to the extent not fully paid from such trust. Notwithstanding the establishment of such trust, the rights of a Participant or beneficiary under the Plan shall not be superior to those of an unsecured creditor of the Company.

         (f) Claims for benefits under the Plan shall be governed by the claims procedures set forth in the CPC International Inc. Executive Life Insurance Plan, which are incorporated herein by reference, except that the term "Committee" as defined in this Plan shall be substituted for the terms "Committee" or "Pension Committee" in that plan.

         (g) In the event of any change in the outstanding shares of common stock of the Company, the provisions of Section 1.5(b) of the CPC International Inc. 1993 Stock and Performance Plan shall be applicable under this Plan.

         (h) The Committee is authorized to impose any restrictions consistent with Securities and Exchange Commission ("SEC") Rule 16b-3, and other SEC rules, which may apply to participation in the Plan by Participants who are persons subject to Section 16 of the Securities Exchange Act of 1934.

         (i) The Plan shall be construed, regulated and administered under the laws of the state of New Jersey.